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                                                                    EXHIBIT 10.1

                          STOCKHOLDER SUPPORT AGREEMENT


         STOCKHOLDER SUPPORT AGREEMENT, dated as of October 5, 1999 (this "Agreement"), by Andrew H. Tompkins ("Stockholder") to and for the benefit of Isle of Capri Casinos, Inc., a Delaware corporation ("Buyer").

         WHEREAS, as of the date hereof, Stockholder owns of record and beneficially 2,226,409 shares (such shares, together with any other voting or equity securities of Lady Luck Gaming Corporation, a Delaware corporation ("Lady Luck"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $0.006 per share ("Lady Luck Common Stock");

         WHEREAS, concurrently with the execution of this Agreement, Buyer, Isle Merger Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), and Lady Luck are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Lady Luck such that Lady Luck will become a wholly owned subsidiary of Buyer (the "Merger"); and

         WHEREAS, as a condition to the willingness of Buyer and Merger Sub to enter into the Merger Agreement, Buyer has requested that the Stockholder agree, and in order to induce Buyer and Merger Sub to enter into the Merger Agreement the Stockholder is willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

         Section 1. Voting of Shares. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Lady Luck Stockholders' Meeting or any other meeting of the stockholders of Lady Luck, however called, and in any action by written consent of the stockholders of Lady Luck, Stockholder will vote all of his Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (b) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between Lady Luck and any person or entity (other than Buyer or any subsidiary of Buyer) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Lady Luck under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled and
(c) in favor of any other matter

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necessary to the consummation of the transactions contemplated by the Merger
Agreement and considered and voted upon by the stockholders of Lady Luck (or any class thereof). In addition, Stockholder agrees that he will, upon request by Buyer, furnish written confirmation, in form and substance reasonably acceptable to Buyer, of such Stockholder's vote in favor of the Merger Agreement and the Merger. Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

         Section 2. Proxy. Subject to any required approval under the Lady Luck Gaming Laws, the Stockholder, by this Agreement, and for so long as this Agreement shall remain in effect, does hereby constitute and appoint Buyer, or any nominee of Buyer, with full power of substitution, as such Stockholder's irrevocable proxy and attorney-in-fact to vote the Shares as indicated in
Section 1, in the event such Stockholder fails to comply with his obligations under such section. Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to its Shares.

         Section 3. Transfer of Shares. Stockholder covenants and agrees that he will not, without the consent of Buyer, prior to the termination of this Agreement in accordance with the terms hereof, directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares,
(b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or
(c) other than the Option (as defined below), enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares. The consent of the Buyer shall not be unreasonably withheld with respect to (i) transfers in connection with Stockholder's estate planning or (ii) testamentary transfers by the Stockholder, in which in both cases, each transferee agrees to be bound by the terms of this Agreement prior to the acceptance of any transfer. Buyer shall be deemed to have consented to the transfer of 11,739 shares of Lady Luck Common Stock to Alain Uboldi pursuant to his agreement with the Stockholder (the "Uboldi Agreement").

         Section 4. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Buyer with respect to himself and his ownership of the Shares as follows:

              a. Ownership of Shares. On the date hereof, the Shares are owned of record and beneficially by Stockholder, are not subject to a pledge and do not otherwise serve as collateral for any indebtedness. Upon the exercise of the Option, except with respect to

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         11,739 shares of Lady Luck Common Stock which are subject to the
         Uboldi Agreement, Buyer will receive good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and security interests of any kind. Stockholder has sole power and authority to vote and to sell the Shares, without restrictions, with respect to all of the Shares.

              b. Power, Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

              c. No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

         Section 5. Option to Purchase Shares. Stockholder hereby grants to Buyer (i) an option to purchase that portion of the Shares equal to 34.99% of the issued and outstanding shares of the Lady Luck Common Stock and (ii) effective upon a breach by Stockholder of the provisions of Section 1, an option to purchase the remainder of the Shares, except for Shares subject to the Uboldi Agreement (each, an "Option" and collectively, the "Options"), at a price of $12.00 per Share (or such higher price as Buyer may determine), until the termination of this Agreement in accordance with Section 7 hereof. Buyer agrees that if either of the Options are exercised (which exercise shall be evidenced by payment for the Shares) and Buyer disposes of the Shares within six months after the date of the exercise of such Option, Buyer will pay to Stockholder one-half of the net profit (after reduction for Buyer's expenses incurred for brokerage commissions (net of any reimbursements) in connection with the exercise of such Option and disposition of such Shares) to Buyer from such disposition (the "Profit Amount"), provided that

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the Profit Amount is not subject to disgorgement under Section 16 of the
Securities Exchange Act of 1934, as amended. Solely for income tax purposes, Buyer and Stockholder shall treat any portion of the Profit Amount paid to Stockholder as additional consideration paid by Buyer to Stockholder for purchase of the Shares. Subject to any required approval under the Lady Luck Gaming Laws, either Option may be exercised by Buyer at any time upon two (2) business days' prior written notice to Stockholder, against payment of the purchase price for the Shares that are subject to such Option. Stockholder agrees to cooperate with Buyer at Buyer's expense and use all commercially reasonable efforts to assist Buyer in obtaining any approvals required under the Lady Luck Gaming Laws.

         Section 6. No Solicitation. Stockholder agrees that (i) in his individual capacity, as opposed to his capacity as a director of Lady Luck, he will not, nor will he authorize or permit any of his employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, (b) agree to or recommend any Acquisition Proposal, or (c) engage in negotiations or discussions with a Third Party concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal and (ii) he will notify Buyer as soon as possible (and in any event within 48 hours) if any such inquiries or proposals are received by, any information or document is requested from, or any negotiations or discussions are sought to be initiated or continued with him, any of his affiliates or his legal or financial advisors

         Section 7. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to Section 7.1(a), Section 7.1(c), Section 7.1(e), Section 7.1(g), Section 7.1(h), Section 7.1(i), Section 7.1(j), Section 7.1(k) or
Section 7.1(l) of the Merger Agreement, and (iii) December 31, 2000; provided that the provisions of Section 9 of this Agreement shall survive any termination of this Agreement; and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

         Section 8. Escrow of Shares. On the date hereof, Stockholder has deposited with Swidler Berlin Shereff Friedman, LLP (the "Escrow Agent") certificates representing all of the Shares. Buyer and Stockholder agree that the Escrow Agent shall hold the Shares as escrowee in accordance with the terms and conditions of the Escrow Agreement, dated the date hereof, among Buyer, Stockholder and the Escrow Agent.

         Section 9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

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         Section 10. Miscellaneous.

              a This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

              b. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

              c. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

              d. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed as of the date first written above.


                                            ANDREW H. TOMPKINS

                                            /s/ Andrew H. Tompkins
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Agreed and Acknowledged:

ISLE OF CAPRI CASINOS, INC.


By: /s/ Allan B. Solomon
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Its: Executive Vice President,
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     General Counsel and Secretary
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